AMENDMENT TO STOCK OPTION AGREEMENT

This Amendment to Stock Option Agreement (this "Amendment") is entered into on the 29th day of December, 2006 by and between Pegasystems Inc., a Massachusetts corporation having its principal place of business at 101 Main Street, Cambridge, MA, 02142 (the "Company"), and Richard Jones, an individual residing at 12916 Bay Plantation Drive, Jacksonville, FL 32223 (the "Employee").

Whereas, the Company and the Employee are parties to a stock option agreement dated October 5, 2001 (the "Option Agreement"), pursuant to which the Employee was granted an option to purchase 50,000 shares of common stock of the Company, at an exercise price of $2.331 per share (the "Option"); and

Whereas, the Company and the Employee now desire to amend the exercise price of the Option;

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which the Company and the Employee hereby acknowledge, the Company and the Employee hereby agree as follows:

  Amendment to Exercise Price. The exercise price of the Option is hereby changed from $2.331 per share to $4.01 per share.
  No Other Amendment. Except as provided herein, all terms and conditions of the Option Agreement shall remain unchanged and in full force and effect.

The parties hereby execute this Amendment on the date first indicated above.

PEGASYSTEMS INC.

By: /s/ Craig Dynes

Craig Dynes, CFO

/s/ Richard Jones

Richard Jones